Exhibit 99.1

For Immediate Release

Insys Therapeutics Reports Second Quarter 2017 Results

PHOENIX, Ariz. — August 3, 2017— Insys Therapeutics, Inc. (NASDAQ: INSY) ("INSYS" or "the Company") today announced financial results for the three-month period ended June 30, 2017.

Highlights of and subsequent to the second quarter of 2017 include:

•	Total net revenue was $42.6 million, compared to $69.2 million for the second quarter of 2016;

•	Net loss totaled $8.2 million, or ($0.11) per basic and diluted share, compared to net income of $6.0 million, or $0.08 per basic and diluted share, for the second quarter of 2016;

•	Appointed Andrew G. Long, a seasoned finance executive with three decades of experience in the life sciences, bio-pharma and industrial sectors, as Chief Financial Officer;

•	Further strengthened management team adding four key pharmaceutical industry veterans in leadership positions; and

•

SYNDROS™ (dronabinol oral solution) (CII), the first and only FDA-approved liquid dronabinol, is now available for health care professionals to prescribe and stocked with most major wholesalers for retail pharmacy ordering or through the INSYS Specialty Pharmacy Network.

“I am encouraged by our progress since joining Insys in April.  In addition to building and strengthening the Company’s management team, we have launched SYNDROS, the second product developed and commercialized by Insys.  We continue to advance our R&D pipeline, including the cannabinoid and sublingual spray platforms, and expect to file at least one New Drug Application with the FDA each year for the next five years,” said Saeed Motahari, President and Chief Executive Officer of Insys Therapeutics.

Second Quarter 2017 Financial Results

Net revenue for the second quarter of 2017 was $42.6 million, compared to $69.2 million for the second quarter of 2016. The results reflect a decline in Subsys® (fentanyl sublingual spray) prescription volumes due to softness in overall demand in the TIRF category.

Gross margin was 91% for both the second quarter of 2017 and 2016.

Sales and marketing expense was $13.3 million during the second quarter of 2017, or 31% of net revenue, compared to $19.7 million, or 28% of net revenue, for the second quarter of 2016.

Research and development expense decreased to $14.1 million for the second quarter of 2017, compared to $22.9 million for the second quarter of 2016, reflecting the timing of new product development costs.

General and administrative expense increased to $17.1 million for the second quarter of 2017 from $13.9 million for the second quarter of 2016.

Charges related to litigation award and government settlements were $4.5 million for the second quarter of 2017 and represent an estimated potential settlement with the State of Illinois.

Income tax benefit was $1.7 million for the second quarter of 2017, compared to income tax expense of $668,000 during the second quarter of 2016.

Net loss for the second quarter of 2017 was $8.2 million, or ($0.11) per basic and diluted share, compared to net income of $6.0 million, or $0.08 per basic and diluted share, for the second quarter of 2016.

Non-GAAP adjusted net income for the second quarter of 2017 was $1.9 million, or $0.03 per diluted share, compared to non-GAAP adjusted net income of $9.5 million, or $0.13 per diluted share, in the prior-year quarter. The reconciliation of net income to non-GAAP adjusted net income is included at the end of this press release.

Conference Call

Insys management will host its second quarter 2017 conference call as follows:

Date: August 3, 2017

Time: 8:30 a.m. EDT
Toll-free (U.S): (844) 263-8304
International: (213) 358-0958
Live webcast: www.insysrx.com under the “Investor Relations” section

A telephone replay will be available shortly after the completion of the call for one week by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (International) and entering conference call ID number 55335437.

A live audio webcast and archive of the call will also be available at www.insysrx.com.

About Insys Therapeutics, Inc.

Insys Therapeutics is a specialty pharmaceutical company that develops and commercializes innovative drugs and novel drug delivery systems of therapeutic molecules that improve the quality of life of patients. Using proprietary sublingual spray technology and capabilities to develop pharmaceutical cannabinoids, Insys addresses the clinical shortcomings of existing commercial products. Insys currently markets SUBSYS® (fentanyl sublingual spray) and SYNDROSTM (dronabinol oral solution), a proprietary, orally administered liquid formulation of dronabinol. Insys is developing a pipeline of sublingual sprays, as well as pharmaceutical cannabidiol. Insys is committed to developing medications for potentially treating addiction to opioids, opioid overdose, epilepsy, and other disease areas with high unmet need.

SUBSYS® and SYNDROSTM are trademarks of Insys Therapeutics, Inc.

Forward-Looking Statements

This press release contains forward-looking statements including regarding our (i) expectations that we will file at least one New Drug Application with the FDA each year for the next five years, (ii) belief that our product candidates will address the clinical shortcomings of existing commercial products, and (iii) our belief that our non-GAAP measures can be a meaningful indicator to both our management and investors. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release; actual results may differ materially from those in these forward-looking statements as a result of various factors, many of which are beyond our control. These factors include, but are not limited to risk factors described in our filings with the United States Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016, and subsequent updates that may occur in our Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date of this press release, and we undertake no obligation to publicly update or revise these statements, except as may be required by law.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures. Since Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share are not GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of comprehensive income (loss) and cash flow data prepared in accordance with GAAP. In addition, the Company's definitions of Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA and Adjusted net income to GAAP net income, please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income, plus:

•	Interest income (expense), net;
•	The recorded provision for income taxes;
•	Depreciation and amortization; and
•	Non-cash expenses, such as stock compensation expense and accrual for expected litigation judgment.

The Company believes that Adjusted EBITDA can be a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add-back of non-cash and non-recurring operating expenses that may be subject to uncontrollable factors not reflective of the Company's true operational performance.

Adjusted net income, as defined by the Company, is calculated as follows:

Net income, plus:

•	The recorded provision for income taxes;
•	Non-cash expenses, such as stock compensation expense, non-cash interest, and non-cash other expense (i.e., accrual for expected litigation judgment); and;
•	Less an estimated cash tax provision, net of the benefit from utilizing NOL carry-forwards and windfalls from employee stock option exercises.

Adjusted net income per diluted share is equal to Adjusted net income divided by the diluted share count for the applicable period.

The Company believes that Adjusted net income and Adjusted net income per diluted shares are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance.

While the Company uses Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company's performance, each of these financial measures has certain shortcomings. Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the GAAP financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include stock-based compensation, which is an important and material element of the Company's compensation package for its directors, officers and other key employees. As a result of the inherent limitations of each of these non-GAAP financial measures, the Company's management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share and encourages investors to do likewise.

— Financial tables follow —

INSYS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net revenue	$42,576	$69,221	$78,538	$129,642
Cost of revenue	3,921	6,273	8,560	10,911
Gross profit	38,655	62,948	69,978	118,731

Operating expenses:
Sales and marketing	13,292	19,691	28,950	39,491
Research and development	14,103	22,889	27,037	41,924
General and administrative	17,126	13,924	32,168	28,622
Charges related to litigation award and government settlements	4,450	-	4,450	-
Total operating expenses	48,971	56,504	92,605	110,037
Income (loss) from operations	(10,316)	6,444	(22,627)	8,694
Other income (expense), net	13	(5)	39	44
Interest income	465	256	900	481
Income (loss) before income taxes	(9,838)	6,695	(21,688)	9,219
Income tax expense (benefit)	(1,654)	668	(6,980)	902
Net income (loss)	$(8,184)	$6,027	$(14,708)	$8,317

Net income (loss) per common share:
Basic	$(0.11)	$0.08	$(0.20)	$0.12
Diluted	$(0.11)	$0.08	$(0.20)	$0.11

Shares used in computing net income per common share:
Basic	72,169,361	71,543,809	72,057,552	71,567,949
Diluted	72,169,361	74,053,550	72,057,552	74,281,838

Percentage of Net revenue:

Net revenue	100.0%	100.0%	100.0%	100.0%
Cost of revenue	9.2%	9.1%	10.9%	8.4%
Gross profit	90.8%	90.9%	89.1%	91.6%

Operating expenses:
Sales and marketing	31.2%	28.4%	36.9%	30.5%
Research and development	33.1%	33.1%	34.3%	32.3%
General and administrative	40.2%	20.1%	41.0%	22.1%
Charges related to litigation award and government settlements	10.5%	0.0%	5.7%	0.0%
Total operating expenses	115.0%	81.6%	117.9%	84.9%

Income (loss) from operations	(24.2)%	9.3%	(28.8)%	6.7%
Other income (expense), net	0.0%	0.0%	0.1%	0.0%
Interest income	1.1%	0.4%	1.1%	0.4%
Income (loss) before income taxes	(23.1)%	9.7%	(27.6)%	7.1%
Income tax expense (benefit)	(3.9)%	1.0%	(8.9)%	0.7%
Net income (loss)	(19.2)%	8.7%	(18.7)%	6.4%

INSYS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	June 30,	December 31,
	2017	2016
ASSETS:
Cash and cash equivalents	$49,830	$104,642
Short-term investments	91,786	78,238
Accounts receivable, net	23,972	20,654
Inventories	19,988	20,414
Prepaid expenses and other current assets	11,610	5,695
Long-term investments	61,342	53,796
Other non-current assets	79,100	72,697
Total assets	$337,628	$356,136

LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities	$71,249	$86,547
Stockholders' equity	266,379	269,589
Total liabilities and stockholders' equity	$337,628	$356,136

INSYS THERAPEUTICS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA

(In thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income (loss)	$(8,184)	$6,027	$(14,708)	$8,317
Adjustments to arrive at EBITDA:
Interest income	(465)	(256)	(900)	(481)
Income tax expense (benefit)	(1,654)	668	(6,980)	902
Depreciation and amortization expense	1,914	1,496	3,688	3,023
EBITDA	(8,389)	7,935	(18,900)	11,761
Non-cash stock compensation expense	4,288	4,946	8,280	9,072
Charges related to litigation award and government settlements	4,450	-	4,450	-
Adjusted EBITDA	$349	$12,881	$(6,170)	$20,833

INSYS THERAPEUTICS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP ADJUSTED NET INCOME (LOSS)

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income (loss)	$(8,184)	$6,027	$(14,708)	$8,317
Income tax expense (benefit)	(1,654)	668	(6,980)	902
Income (loss) before income taxes	(9,838)	6,695	(21,687)	9,219
Adjustments to arrive at Adjusted net income (loss):
Non-cash stock compensation expense	4,288	4,946	8,280	9,072
Charges related to litigation award and government settlements	4,450	-	4,450	-
Adjusted income (loss) before income taxes	(1,100)	11,641	(8,957)	18,291
Less: Adjusted income tax provision	(2,965)	2,164	(4,060)	2,292
Adjusted net income (loss)	$1,865	$9,477	$(4,897)	$15,999

Adjusted net income (loss) per diluted share	$0.03	$0.13	$(0.07)	$0.22

Contact:

Lisa M. Wilson

President, In-Site Communications, Inc.

212-452-2793